Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Christopher Ruddy and Darryle Burnham, the Chief Executive Officer and Chief Financial Officer, respectively, of Newsmax Inc. (the “Company”), hereby certify that based on the undersigned’s knowledge:

1.	The Company’s Annual Report on Form 10-K for the period ended December 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2025	/s/ Christopher Ruddy
Christopher Ruddy
Chief Executive Officer
(Principal Executive Officer)

Date: March 31, 2025	/s/ Darryle Burnham
Darryle Burnham
Chief Financial Officer
(Principal Financial and Accounting Officer)